Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-260198) on Form S-8 of Silvergate Capital Corporation of our report dated October 13, 2023, appearing in this Annual Report on Form 11-K of the Silvergate Bank 401(k) Retirement Savings Plan for the year ended December 31, 2022.

/s/ Crowe LLP

Oak Brook, Illinois
October 13, 2023